Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
FIRST QUARTER 2021 EPS OF $(0.11) PER SHARE;
AND FFO OF $1.73 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $(0.11) per share for the first quarter of 2021 as compared to $1.51 per share for the same period in 2020. Net income attributable to common stockholders for the first quarter of 2020 included $72.3 million, or $0.90 per share, of net gains recognized from the sale of 315 West 33rd Street, also known as The Olivia, and $37.7 million, or $0.47 per share, of incremental income from Credit Suisse at One Madison Avenue.
•Funds from operations, or FFO, of $1.73 per share for the first quarter of 2021, including $10.5 million, or $0.14 per share, of lease termination income, as compared to $2.08 per share for the same period in 2020. FFO for the first quarter of 2020 included $37.7 million, or $0.47 per share, of incremental income from Credit Suisse at One Madison Avenue.
•To date in 2021, the Company has repurchased or redeemed a combined 1.5 million shares of its common stock and units of its Operating Partnership, or OP units, under the previously announced $3.5 billion share repurchase plan, bringing total repurchases and redemptions to 34.1 million shares/units.
•Signed 21 Manhattan office leases covering 352,752 square feet in the first quarter of 2021. The mark-to-market on signed Manhattan office leases was 2.8% lower for the first quarter of 2021 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 1.4% for the first quarter of 2021 as compared to the same period in 2020, excluding lease termination income.
•Manhattan same-store office occupancy was 94.2% as of March 31, 2021, inclusive of leases signed but not yet commenced.

Investing Highlights
•Closed on the previously announced sale of its 25.0% interest in the commercial condominium units located at 55 West 46th Street, also known as "Tower 46", for a gross valuation of $275.0 million. The transaction generated net cash proceeds to the Company of $20.9 million.
•Entered into an agreement to sell its 20.0% interest in 605 West 42nd Street, also known as "Sky", for a gross asset valuation of $858.1 million. The transaction is expected to close in the second quarter of 2021, subject to customary closing conditions, and generate net cash proceeds to the Company of approximately $53.0 million.
•Entered into an agreement to sell its interests in 400 East 57th Street for a gross asset valuation of $133.5 million. The transaction is expected to close in the third quarter of 2021, subject to customary closing conditions, and generate net cash proceeds to the Company of approximately $18.0 million.
Financing Highlights
•Along with our joint venture partners, entered into $2.25 billion of 10-year, fixed-rate forward starting swaps in anticipation of a refinancing of One Vanderbilt Avenue, which is anticipated to be in excess of the swapped amount. The swaps have a weighted average interest rate of 1.6114%.
ESG Highlights
•Earned the WELL Health-Safety Rating across the Company’s entire 23 million square foot core portfolio, including at One Vanderbilt Avenue. The WELL Health-Safety Rating is focused on operational policies, maintenance protocols, stakeholder engagement, and emergency plans to address a post-COVID-19 environment.
•Received a 2021 ENERGY STAR Partner of the Year Sustained Excellence Award, the highest level of U.S. Environmental Protection Agency (EPA) recognition, for the fourth consecutive year. Less than one percent of 16,000 U.S. Environmental Protection Agency (EPA) partners achieve the Sustained Excellence distinction.
Summary
New York, NY, April 21, 2021 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended March 31, 2021 of $(7.5) million, or $(0.11) per share, as compared to net income of $114.8 million, or $1.51 per share, for the same quarter in 2020. Net income attributable to common stockholders for the first quarter of 2020 included $72.3 million, or $0.90 per share, of net gains recognized from the sale of 315 West 33rd Street, also known as The Olivia, and $37.7 million, or $0.47 per share, of incremental income from Credit Suisse at One Madison Avenue.
The Company reported FFO for the quarter ended March 31, 2021 of $128.3 million, or $1.73 per share, inclusive of $10.5 million, or $0.14 per share, of lease termination income, as compared to FFO for the same period in 2020 of $172.0 million, or $2.08 per share. FFO for the first quarter of 2020 included $37.7 million, or $0.47 per share, of incremental income from Credit Suisse at One Madison Avenue.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended March 31, 2021, the Company reported consolidated revenues and operating income of $226.1 million and $105.9 million, respectively, compared to $314.3 million and $162.8 million, respectively, for the same period in 2020.
To date, the Company has collected gross tenant billings, including rent and other billable expenses for the first quarter of 2021, as follows:

	Office	Retail	Overall (1)
1Q 2021	98.0%	85.0%	95.3%
	(1) Includes garage, suburban and residential properties
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures decreased by 1.4% for the first quarter of 2021, and decreased 1.4% excluding lease termination income, as compared to the same period in 2020.
During the first quarter of 2021, the Company signed 21 office leases in its Manhattan portfolio totaling 352,752 square feet. Thirteen leases comprising 187,326 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $57.16 per rentable square foot, representing a 2.8% decrease over the previous fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first quarter of 2021 was 5.8 years and average tenant concessions were 6.9 months of free rent with a tenant improvement allowance of $61.90 per rentable square foot.
Occupancy in the Company's Manhattan same-store office portfolio was 94.2% as of March 31, 2021, inclusive of 96,653 square feet of leases signed but not yet commenced, as compared to 94.4% at the end of the previous quarter.
Significant leases that were signed in the first quarter included:
•New lease with Beam Suntory for 99,556 square feet at 11 Madison Avenue, for 15.0 years;
•New lease with a financial service firm for 26,770 square feet at One Vanderbilt Avenue, for 15.0 years;
•New lease with Grand Central Office Suites, LLC for 19,647 square feet at 420 Lexington Avenue, for 16.3 years;
•New lease with Ellington Management Group, LLC for 19,587 square feet at 711 Third Avenue, for 5.0 years; and
•New lease with Walker & Dunlop, LLC for 16,614 square feet at One Vanderbilt Avenue, for 7.0 years.
Investment Activity

To date, the Company has repurchased a total of 32.8 million shares of its common stock and redeemed 1.3 million OP units for a combined total of $2.9 billion under the previously announced $3.5 billion share repurchase program.
In February, the Company closed on the previously announced sale of its 25.0% interest in the commercial condominium units located at 55 West 46th Street, also known as "Tower 46", for a gross valuation of $275.0 million, or $793 per square foot, to a Brookfield Asset Management real estate fund. The commercial condominium units consisted of office floors 2, 22-34, a retail store on 46th Street and the building's parking garage and fitness center. The transaction generated net cash proceeds to the Company of $20.9 million.
In April, the Company entered into an agreement to sell its 20.0% interest in 605 West 42nd Street, also known as "Sky," for a gross asset valuation of $858.1 million. The Company acquired its interest in Sky in 2016 as part of the origination of a mezzanine loan to The Moinian Group in 2014. The 71-story, 948,233 square foot luxury multifamily tower is 90.0% occupied, includes 295 affordable units of dedicated affordable housing and 68,000 square feet of retail space. The transaction is expected to close in the second quarter of 2021, subject to customary closing conditions, and generate net cash proceeds to the Company of approximately $53.0 million.
In April, the Company entered into an agreement to sell its interests in 400 East 57th Street for a gross asset valuation of $133.5 million. The property includes 263 residential units and approximately 10,000 square feet of retail leased to essential service providers. The transaction is expected to close in the third quarter of 2021, subject to customary closing conditions, and generate net cash proceeds to the Company of approximately $18.0 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s DPE portfolio was $1.13 billion at March 31, 2021. The portfolio is comprised of $1.10 billion of investments at a weighted average current yield of 6.9%, or 8.6% excluding the effect of $232.1 million of investments that are on non-accrual, that are classified in the debt and preferred equity line item on the balance sheet, and mortgage investments aggregating $0.03 billion at a weighted average current yield of 3.6% that are included in other balance sheet line items for accounting purposes.
Financing Activity
During the first quarter of 2021, the Company, along with its joint venture partners, entered into $2.25 billion of 10-year, fixed-rate forward starting swaps in anticipation of a refinancing of One Vanderbilt Avenue, which is anticipated to be in excess of the swapped amount. The swaps have a weighted average interest rate of 1.6114%.
ESG Achievements
In April, the Company announced that it earned the WELL Health-Safety Rating across its entire 23 million square foot core portfolio, including at One Vanderbilt Avenue, one month after SL Green moved its headquarters into the sky-line defining tower in the heart of East Midtown. The WELL Health-Safety Rating is an evidence-based rating verified through the International WELL Building Institute (IWBI) that focuses on operational policies, maintenance protocols, stakeholder engagement, and emergency plans to address a post-COVID-19 environment.
Achieving the WELL Health-Safety Rating across the entire core portfolio is a testament to the effectiveness of SL Green’s response to the new operating conditions under COVID-19. The company is at the forefront of instituting new policies and initiatives to protect occupant health and to keep tenants and employees informed through a comprehensive COVID-19 plan called SL Green Forward. SL Green Forward is an extension of the company’s best-in-class operating platform to promote a high degree of safety, cleanliness, and wellness for all building occupants.
In April, the Company announced that it has received a 2021 ENERGY STAR Partner of the Year Sustained Excellence Award for the fourth consecutive year. This award honors organizations across the United States that have implemented distinguished corporate energy management programs. Less than one percent of 16,000 U.S. Environmental Protection Agency (EPA) partners achieve the Sustained Excellence distinction.
The U.S. Department of Energy and EPA awarded SL Green this award, the highest level of EPA recognition, for its extensive tenant outreach on energy efficiency, educational programs and widespread promotion of ENERGY STAR tools and best practices. As a continued leader in this space, SL Green achieved ENERGY STAR labels for over 14 buildings covering 10.6 million square feet across its industry-leading portfolio in 2020.
Dividends
In the first quarter of 2021, the Company declared:
•Three monthly dividends on its outstanding common stock of $0.3033 per share which were paid on February 15, March 15, and April 15, 2021, equating to an annualized dividend of $3.64 per share of common stock; and
•Quarterly dividends on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period January 15, 2021 through and including April 14, 2021, which was paid on April 15, 2021 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 22, 2021 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using conference ID 1787091.
A replay of the call will be available for 7 days after the call by dialing (855) 859-2056 using conference ID 1787091. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts.”
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2021, SL Green held interests in 84 buildings totaling 37.8 million square feet. This included ownership interests in 28.3 million square feet of Manhattan buildings and 8.7 million square feet securing debt and preferred equity investments.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements, including the statements herein under the section entitled "Guidance". These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Revenues:	2021	2020

Rental revenue, net	$162,810	$195,463
Escalation and reimbursement	25,279	27,168
Investment income	19,273	38,533
Other income	18,740	53,139
Total revenues	226,102	314,303
Expenses:
Operating expenses, including related party expenses of $2,225 in 2021 and $3,749 in 2020	42,284	53,866
Real estate taxes	45,411	46,622
Operating lease rent	6,739	7,367
Interest expense, net of interest income	23,388	37,494
Amortization of deferred financing costs	3,774	2,500
Depreciation and amortization	62,996	68,279
Loan loss and other investment reserves, net of recoveries	—	11,248
Transaction related costs	22	65
Marketing, general and administrative	22,885	19,570
Total expenses	207,499	247,011

Equity in net loss from unconsolidated joint ventures	(2,864)	(12,814)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(12,629)	—
Purchase price and other fair value adjustment	2,664	—
(Loss) gain on sale of real estate, net	(1,388)	72,636
Depreciable real estate reserves	(8,241)	—
Net (loss) income	(3,855)	127,114
Net loss (income) attributable to noncontrolling interests in the Operating Partnership	476	(6,202)
Net loss attributable to noncontrolling interests in other partnerships	1,499	293
Preferred unit distributions	(1,846)	(2,666)
Net (loss) income attributable to SL Green	(3,726)	118,539
Perpetual preferred stock dividends	(3,738)	(3,738)
Net (loss) income attributable to SL Green common stockholders	$(7,464)	$114,801
Earnings Per Share (EPS)
Net (loss) income per share (Basic) (1)	$(0.11)	$1.51
Net (loss) income per share (Diluted) (1)	$(0.11)	$1.51

Funds From Operations (FFO)
FFO per share (Basic) (1)	$1.75	$2.15
FFO per share (Diluted) (1)	$1.73	$2.14
FFO per share (Pro forma) (2)	$1.73	$2.08

Basic ownership interest
Weighted average REIT common shares for net income per share	69,010	75,656
Weighted average partnership units held by noncontrolling interests	4,148	4,220
Basic weighted average shares and units outstanding (1)	73,158	79,876

Diluted ownership interest
Weighted average REIT common share and common share equivalents	69,922	76,132
Weighted average partnership units held by noncontrolling interests	4,148	4,220
Diluted weighted average shares and units outstanding (1)	74,070	80,352
Pro forma adjustment (2)	—	2,215
Pro forma diluted weighted average shares and units outstanding (2)	74,070	82,567

(1) During the first quarter of 2021, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. The 2020 basic and diluted weighted average common shares outstanding have been retroactively adjusted to reflect the reverse stock split.
(2) During the first quarter of 2021, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be adjusted retroactively for all periods presented to reflect the reverse stock split. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding for the 2020 periods presented, which adjusts the share counts back to the originally-reported numbers.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2021	2020
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,445,199	$1,315,832
Building and improvements	4,096,930	4,168,193
Building leasehold and improvements	1,730,418	1,448,134
Right of use asset - financing leases	55,711	55,711
Right of use asset - operating leases	502,316	367,209
	7,830,574	7,355,079
Less: accumulated depreciation	(2,004,945)	(1,956,077)
	5,825,629	5,399,002
Assets held for sale	—	—
Cash and cash equivalents	304,999	266,059
Restricted cash	96,608	106,736
Investment in marketable securities	23,784	28,570
Tenant and other receivables	42,505	44,507
Related party receivables	34,310	34,657
Deferred rents receivable	304,420	302,791
Debt and preferred equity investments, net of discounts and deferred origination fees of $9,817 and $11,232 and allowances of $13,213 and $13,213 in 2021 and 2020, respectively	1,097,202	1,076,542
Investments in unconsolidated joint ventures	3,698,701	3,823,322
Deferred costs, net	170,252	177,168
Other assets	445,635	448,213
Total assets	$12,044,045	$11,707,567

Liabilities
Mortgages and other loans payable	$1,867,663	$2,001,361
Revolving credit facility	630,000	110,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,251,647	1,251,888
Deferred financing costs, net	(30,558)	(34,521)
Total debt, net of deferred financing costs	5,218,752	4,828,728
Accrued interest payable	22,796	14,825
Accounts payable and accrued expenses	120,015	151,309
Deferred revenue	119,215	118,572
Lease liability - financing leases	152,622	152,521
Lease liability - operating leases	455,385	339,458
Dividend and distributions payable	24,924	149,294
Security deposits	54,181	53,836
Liabilities related to assets held for sale	—	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	267,908	302,798
Total liabilities	6,535,798	6,211,341

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	374,124	358,262
Preferred units	198,503	202,169

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2021 and December 31, 2020	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 70,380 and 69,534 issued and outstanding at March 31, 2021 and December 31, 2020, respectively (including 1,026 held in Treasury at both March 31, 2021 and December 31, 2020)	705	716
Additional paid-in capital	3,913,258	3,862,949
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive loss	(18,897)	(67,247)
Retained earnings	918,077	1,015,462
Total SL Green Realty Corp. stockholders’ equity	4,911,026	4,909,763
Noncontrolling interests in other partnerships	24,594	26,032
Total equity	4,935,620	4,935,795
Total liabilities and equity	$12,044,045	$11,707,567

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2021	2020

Net (loss) income attributable to SL Green common stockholders	$(7,464)	$114,801
Add:
Depreciation and amortization	62,996	68,279
Joint venture depreciation and noncontrolling interest adjustments	55,702	56,318
Net (loss) income attributable to noncontrolling interests	(1,975)	5,909
Less:
(Loss) gain on sale of real estate, net	(1,388)	72,636
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(12,629)	—
Purchase price and other fair value adjustments	2,664	—
Depreciable real estate reserves	(8,241)	—
Depreciation on non-rental real estate assets	527	650
FFO attributable to SL Green common stockholders and unit holders	$128,326	$172,021

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2021	2020

Net (loss) income	$(3,855)	$127,114
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	12,629	—
Purchase price and other fair value adjustments	(2,664)	—
Loss (gain) on sale of real estate, net	1,388	(72,636)
Depreciable real estate reserves	8,241	—
Depreciation and amortization	62,996	68,279
Interest expense, net of interest income	23,388	37,494
Amortization of deferred financing costs	3,774	2,500
Operating income	105,897	162,751

Equity in net loss from unconsolidated joint ventures	2,864	12,814
Marketing, general and administrative expense	22,885	19,570
Transaction related costs, net	22	65
Investment income	(19,273)	(38,533)
Loan loss and other investment reserves, net of recoveries	—	11,248
Non-building revenue	(192)	(7,268)
Net operating income (NOI)	112,203	160,647

Equity in net loss from unconsolidated joint ventures	(2,864)	(12,814)
SLG share of unconsolidated JV depreciation and amortization	55,275	45,874
SLG share of unconsolidated JV interest expense, net of interest income	33,427	35,777
SLG share of unconsolidated JV amortization of deferred financing costs	2,885	1,687
SLG share of unconsolidated JV loss on early extinguishment of debt	—	—
SLG share of unconsolidated JV investment income	(296)	(307)
SLG share of unconsolidated JV non-building revenue	(2,425)	(1,215)
NOI including SLG share of unconsolidated JVs	198,205	229,649

NOI from other properties/affiliates	(32,326)	(62,747)
Same-Store NOI	165,879	166,902

Ground lease straight-line adjustment	245	288
Joint Venture ground lease straight-line adjustment	232	342
Straight-line and free rent	(3,202)	(2,818)
Amortization of acquired above and below-market leases, net	(241)	(1,716)
Joint Venture straight-line and free rent	(7,356)	(5,781)
Joint Venture amortization of acquired above and below-market leases, net	(4,303)	(3,821)
Same-store cash NOI	$151,254	$153,396

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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